UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2024

AEROVATE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40544	83-1377888
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Aerovate Therapeutics, Inc.

930 Winter Street, Suite M-500, Waltham, Massachusetts 02451

(Address of principal executive offices, including zip code)

(617) 443-2400

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AVTE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note

Aerovate Therapeutics, Inc. is filing this Amendment No. 1 (the “Amended Report”) to its Current Report on Form 8-K filed on June 28, 2024 (the “Original Report”) for the sole purpose of correcting an error contained in the signature block of the Original Report. The correct title of Mr. George A. Eldridge is Chief Financial Officer. This Amended Report does not otherwise change or update the disclosures set forth in the Original Report.

Item 2.05Costs Associated with Exit or Disposal Activities.

On June 25, 2024, Aerovate Therapeutics, Inc. (the “Company”) determined to implement a reduction of the Company’s workforce (the “Workforce Reduction Plan”) following the Company’s previously announced decision to shut down its Phase 2b/Phase 3 clinical trial of AV-101 as well as the long-term extension study. Under the Workforce Reduction Plan, the Company intends that nearly all of its workforce will be terminated in the coming months. The Company initiated the first wave of its Workforce Reduction Plan by notifying 39 individuals, or 78% of the Company’s workforce, of their termination. The affected individuals will be provided severance benefits, including cash severance payments. Each affected individual’s eligibility for severance benefits is contingent upon entering into a separation agreement, which includes a general release of claims against the Company.

In connection with the Workforce Reduction Plan, the Company estimates that it will be incurring costs (in consideration of releases) of approximately $5.6 million, which are primarily one-time severance benefits. These costs are expected to be incurred in the third and fourth quarter of 2024.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goal,” “intend,” “look forward to,” “may,” “plan,” “potential,” “predict,” “project,” seek,” “strategy,” “should,” “target,” “will,” “would” and similar expressions regarding future periods. These forward-looking statements include, but are not limited to, statements regarding the estimated costs expected to be incurred in connection with the Workforce Reduction Plan and related severance payments.

Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this Current Report on Form 8-K, including, without limitation, those risks and uncertainties related to the risk that the costs and charges of the reduction in force may be greater than anticipated or incurred in different periods than anticipated and the Company’s ability to retain key personnel as well as those risks and uncertainties set forth more fully under the caption “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q filed with the SEC and subsequent filings with the SEC. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company does not undertake any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this Current Report on Form 8-K represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aerovate Therapeutics, Inc.

Date: July 1, 2024	By:	/s/ George A. Eldridge
George A. Eldridge
Chief Financial Officer